UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2023

HIREQUEST, INC.
(Exact name of registrant as specified in its Charter)

Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

Effective November 13, 2023, the Company appointed Steven G. Crane, age 66, as its Chief Financial Officer. Mr. Crane has more than 20 years of financial management and leadership experience. Immediately prior to joining the Company and since 2014, Mr. Crane served as Founder and Managing Partner of Touchpoint Search, LLC, a finance consulting and recruiting business directed at filling finance and accounting positions as well as providing interim finance and accounting services. From 2007 through 2014, Mr. Crane served as Chief Financial Officer of ModusLink Global Solutions, Inc. (NASDAQ:MLNK), a supply chain and logistics services provider to companies in the consumer electronics, communications, computing, software, storage, and retail industries. From December 1999 through June 2006, Mr. Crane served as Chief Financial Officer, and from June 2006 through April 2007 as President of Interactive Data Corporation (NYSE:IDC), a global provider of financial and business information to financial institutions and retail investors. From 1997 through 1999, Mr. Crane served as Chief Financial Officer of Video Services Corporation (AMEX:VSX). From 1979 through 1997, Mr. Crane served in various roles for ATE, Inc. (1995 – 1997), Pepsi-Cola International (1990 – 1995), Chase Manhattan Corporation (1982 – 1990), and Square D Company (1979 – 1981). He served on the Board of Directors, and was the Chairman of the Audit and Compensation Committees, of Pulse Electronics Corporation (NASDAQ:PULS) from 2011 until the company was acquired and taken private in April 2015. He holds his B.S. in Mechanical Engineering from Tulane University and has a Masters in International Management from Thunderbird School of International Management at Arizona State University.

There are no arrangements or understandings between Mr. Crane and any other person pursuant to which Mr. Crane was selected as Chief Financial Officer other than the Employment Agreement described below. Mr. Crane does not have any familial relationships with any executive officer or director of the Company. The Company has not engaged in any prior transactions with Mr. Crane requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Crane’s employment and also effective November 13, 2023 (the “Effective Date”), the Company entered into an Executive Employment Agreement between and among the Company, HQ LTS Corporation, a wholly-owned subsidiary of the Company (the “Subsidiary”), and Mr. Crane (the “Employment Agreement”).

The Employment Agreement provides for Mr. Crane to serve as the Company’s Chief Financial Officer during an initial term through November 12, 2025 (the “Term”) and to receive an annual base salary of $240,000, payable at periodic intervals in accordance with the Subsidiary’s normal payroll practices. Mr. Crane will be eligible for (i) a discretionary bonus with respect to each fiscal year beginning with the fiscal year ending December 31, 2023 in the Compensation Committee’s sole discretion, and (ii) a performance bonus beginning with the fiscal year ended December 31, 2024 of up to 50% of his base salary, subject to approval by the Compensation Committee, upon achieving various tiered goals for improvement in year over year sales, accounts receivable turns, workers’ compensation loss ratio, and maintenance of core staff payroll.

At the next meeting of the Company’s Compensation Committee of the Board of Directors, Mr. Crane will be granted 10,000 shares of restricted common stock of the Company pursuant to the HireQuest, Inc. 2019 Equity Incentive Plan, subject to the terms and conditions of the plan (the “Restricted Shares”). The Restricted Shares vest according to the following schedule: 50% on the second anniversary of the Effective Date, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. Crane’s employment under certain conditions. Mr. Crane is also entitled to vacation and other employee benefits in accordance with the Subsidiary’s policies.

Mr. Crane’s employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. Crane or his estate will receive any unpaid base salary plus an amount equal to the base salary, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. Crane’s expense. If Mr. Crane’s employment is terminated due to death or disability, Mr. Crane or his estate is also entitled to an amount equal to the base salary Mr. Crane would have earned in the sixty-day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. Crane resigns for “good reason” (as each of those terms is defined in the Employment Agreement), Mr. Crane is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the performance bonus, an amount equal to Mr. Crane’s base salary for a period equal to one month for every year of total employment by the Company or its affiliates up to a maximum of six months, reimbursable expenses, continued health care benefits at Mr. Crane’s expense, and pro-rata vesting of the Restricted Shares calculated as if his restricted stock had vested monthly. If the employment terminates due to non-renewal of the agreement, Mr. Crane is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the performance bonus, and 50% of the Restricted Shares shall immediately vest.

If a “change of control” (generally defined in the Employment Agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. Crane’s employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one-time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the Restricted Shares, will lapse such that Mr. Crane will be fully vested in such awards.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Chief Financial Officer

On November 13, 2023, in connection with Mr. Crane’s appointment as Chief Financial Officer, Mr. David Burnett informed the Company of his resignation as Chief Financial Officer of the Company. The Company and Mr. Burnett agreed that Mr. Burnett would continue as a non-executive officer employee of the Company at his current level of compensation through the term of his Employment Agreement, filed with the SEC on December 1, 2021, which is schedule to expire on November 30, 2023 to assist in the transition of the role to Mr. Crane.

Item 7.01 Regulation FD Disclosure.

On November 13, 2023, the Company issued a press release (the “Press Release”) announcing the Chief Financial Officer transition described above. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of such information.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit        Description
10.1              Employment Agreement dated November 13, 2023 between and among the Company, HQ LTS Corporation, and Steve G. Crane
99.1              Press Release dated November 13, 2023 (furnished only).
104               Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: November 13, 2023	/s/ John McAnnar
John McAnnar
Chief Legal Officer, Vice President, and Corporate Secretary